EXHIBIT 10.11

                              ASSIGNMENT AGREEMENT

          ASSIGNMENT AGREEMENT, dated as of December 30, 1997, by and between LogiMetrics, Inc., a Delaware corporation (the "Seller"), and Newstart Factors, Inc., a Delaware corporation (the "Purchaser").

                              W I T N E S S E T H:

          WHEREAS, the Seller is the sole owner of a $2,621,694.81 Secured Promissory Note, dated December 1, 1997 (the "Note"), issued by CellularVision of New York, L.P. ("CVNY" or "Borrower") in favor of the Seller; and

          WHEREAS, CVNY's obligation to repay the Note is secured by certain collateral (the "Collateral") to the extent and as specified in a General Security Agreement, dated as of December 1, 1997 (the "Security Agreement"), by and between CVNY and the Seller; and

          WHEREAS, the Seller has received the first five principal payments on the Note, each in the amount of $9,900 (the "Seller Payments"); and

          WHEREAS, the Seller and the Purchaser desire that, as of the Closing Date (as defined below) and subject to the terms and conditions of this Agreement, the Seller shall sell, assign and transfer to the Purchaser, and the Purchaser shall purchase and take from the Seller, all of the Seller's right, title and interest in and to, or arising under or in connection with (i) the Note, the Security Agreement, all UCC-1s filed or to be filed in favor of the Seller related thereto and all agreements, instruments and documents executed in connection with the foregoing (including without limitation, all exhibits, schedules and amendments thereto and any agreements, documents or instruments pursuant to which the Seller acquired such rights, title and interests (collectively, the "Transaction Documents"), (ii) all rights and claims that the Seller has had, now has or may hereafter acquire to recover or receive cash payments, securities, interest, dividends or other property under or in respect of the foregoing or the Related Rights or Guarantee and Collateral Rights (each as defined below), (iii) all rights and claims (including, without limitation, "claims" as defined in Section 101(5) of title 11, United States Code (the "Bankruptcy Code")), choses in action or causes of action of any nature whatsoever (including, without limitation, all bankruptcy and bankruptcy related claims) whether or not such claims are fixed, known or unknown, contingent or noncontingent, secured or unsecured, liquidated or unliquidated, matured or unmatured to the extent arising under or in connection with the Transaction Documents (collectively, the "Claims") that the Seller has had, now has or may hereafter acquire against any party, including CVNY and all other parties obligated under or in connection with any of the foregoing or the Guarantee and Collateral Rights, (collectively, the "Related Rights"), (iv) all rights and claims that the Seller has had, now has or may hereafter acquire against any Guarantors (each a "Guarantor") or any other person or entity or against, in or to property under or in connection with any guarantee, security interest, lien, mortgage, pledge, deed of trust, deposit account, set-off, or other collateral (and any substitutions therefor or additions thereto) related to or securing, as the case may be, the obligations under the Transaction Documents (together, the "Guarantee and Collateral Rights"), (v) any and all rights, claims and causes of action of the Seller

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against  CellularVision  Technology &  Telecommunications,  L.P.  ("CT&T")  with respect to the transactions giving rise to the Note, including, without limitation, the sale of the equipment constituting the Collateral, and (vi) any and all cash, securities, dividends and other property or consideration, regardless of type, which may be exchanged for, distributed or collected in
respect   of  the   foregoing   (including,   without   limitation,   any  fees,
reimbursements and all other amounts payable to the Seller from time to time under or in respect of the Transaction Documents and the Claims) (collectively, "Distributions"). All of the Seller's right, title and interest in and to all of
the  foregoing   rights  and  assets  set  forth  in  this  fourth  recital  are
collectively   referred   to   hereinafter   as  the   "Transferred   Interest".
Notwithstanding the foregoing, the Transferred Interest shall not include, and the Purchaser is not acquiring, any of the Seller's right, title or interest in or to or obligations under (w) the Letter Agreement, dated as of December 1, 1997 (as amended, modified or supplemented from time to time, the "Letter Agreement"), by and between the Seller and CVNY, (x) any purchase orders from CVNY, whether currently existing (provided the same do not relate to any of the Collateral) or received hereafter, (y) any contract, agreement, arrangement or understanding between the Seller and CVNY arising after the date hereof (to the extent not related to the subject matter of this Agreement), or between the Seller and any other person or entity whenever arising, and (z) any transaction between the Seller, CVNY, CT&T or any of their respective affiliates occurring after the date hereof (to the extent not related to the subject matter of this Agreement) and the term "Transaction Documents" shall not include any of the foregoing.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

          1. The Seller hereby bargains, sells, assigns, transfers and conveys to the Purchaser, without recourse or warranty of any kind or nature whatsoever, except as expressly set forth herein, all of its right, title and interest in the Transferred Interest. To further perfect the Purchaser's acquisition of the Seller's rights under the Note, the Seller hereby bargains, sells, assigns and transfers to the Purchaser any and all security interests or liens that it may have in the collateral securing CVNY's obligations under the Note, whether arising by operation of law or by agreement, including, without limitation, its right, title and interest in and under the Security Agreement. Simultaneous herewith, the Seller is delivering to the Purchaser (i) the Note, duly endorsed to the order of the Purchaser, without recourse (except as provided for in this Agreement), together with an original counterpart of the Security Agreement and copies of all related UCC-1s filed in favor of the Seller; provided, however, that the Seller shall as promptly as practicable file UCC-1s in respect of the Collateral with the Secretary of State of New Jersey and the Recorder of Deeds in Monmouth County, New Jersey and shall deliver to the Purchaser copies of such UCC-1s promptly following the receipt of acknowledgment copies thereof, and (ii) duly executed UCC-3s assigning to the Purchaser its rights under the UCC-1s previously filed by the Seller with respect to such security interests and liens; provided, however, that the Seller shall deliver to the Purchaser duly executed UCC-3s in respect of the UCC-1s filed by the Seller in New Jersey promptly following the receipt of acknowledgment copies of such UCC-1s. On the Closing Date, the Purchaser and the Seller shall send to CVNY a joint notice notifying CVNY of the assignment by the Seller of its rights under the Note and the other Transaction Documents to

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the Purchaser and requesting  that all future payments under the Note be made to such account or accounts as the Purchaser may specify.

          2. In payment in full of the purchase price of the Note, the Purchaser is herewith paying to the Seller $2,380,100 in cash by wire transfer of immediately available funds to an account or accounts previously specified by the Seller (the "Purchase Price"). The Purchase Price will be paid upon Purchaser's receipt of (i) this Agreement duly executed by the Seller, (ii) the documents referred to in Section 1 hereof (to the extent required to be delivered on or prior to the Closing Date) and subject to the representations and warranties of Seller made herein being true and correct. The date on which the Purchase Price is paid is herein referred to as the "Closing Date."

          3. The Seller hereby represents and warrants to the Purchaser on the date hereof and as of the Closing Date as follows:

               3.1. The Seller is a corporation duly organized and validly existing under the laws of the State of Delaware and has the corporate power and authority to own its assets and to conduct its business as presently conducted.

               3.2. The Seller has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, all of which have been duly authorized by all requisite corporate action. This Agreement has been duly authorized, executed and delivered by the Seller and constitutes a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

               3.3. Neither the execution and delivery of this Agreement nor the performance by the Seller of its obligations hereunder will (i) contravene any provision contained in the Seller's Certificate of Incorporation, as amended or by-laws, or (ii) violate or result in a breach (with or without the lapse of time, the giving of notice or both) of or constitute a default under (A) any contract, agreement, commitment, indenture, mortgage, lease, pledge, note, license, permit or other instrument or obligation or (B) any judgment, order, decree, law, rule or regulation or other restriction of any governmental authority, in each case to which the Seller is a party or by which it is bound or to which any of its assets or properties are subject.

               3.4. No notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other person or entity is necessary for the execution, delivery or performance of this Agreement by the Seller or the consummation by the Seller of the transactions contemplated hereby.

               3.5. The Seller is the sole owner of record of the Note, is the sole beneficial owner of the Note and has good, indefeasible and marketable title thereto. Upon payment of the purchase price specified in Section 2 hereof, the Purchaser will acquire good title to the Note free and clear of any lien, encumbrance, claims or security interests, excluding those created by the Purchaser.

               3.6. The Seller has not pledged, encumbered, assigned, transferred, participated, conveyed, disposed of, terminated or granted any security interest in, in whole or in part, any of its right, title and interest in and to the Transferred Interest and is not a party to any agreement (other than this Agreement) which would result in the foregoing.

               3.7. No litigation, arbitration or adversarial proceeding is pending against the Seller or, to the Seller's actual knowledge, threatened against it which could reasonably be expected to have a materially adverse effect on the Transferred Interest.

               3.8. The Seller is not, nor has it ever been, an "insider" of the Borrower or any Guarantor as such term is defined in Section 101(31) of the Bankruptcy Code.

               3.9. The unpaid principal amount of the Note is $2,572,194.81.

               3.10. The Transferred Interest is a valid obligation of CVNY and is not subject to avoidance, reduction, disallowance, subordination, except as set forth in the Letter Agreement, or offset, and the Seller knows of no fact and has received notice of no allegation which would, if proved, result in the avoidance, reduction, disallowance, subordination or offset of the Transferred Interest.

               3.11. Other than the Transaction Documents, the Seller is not a party to or bound by any document, instrument or agreement that could reasonably be expected to materially and adversely affect the Transferred Interest and the Seller has not agreed to any waiver, amendment or modification to any of the Transaction Documents.

               3.12. The Seller has not entered into any agreement granting to the Borrower any right of setoff or recoupment against the Transferred Interest, nor has the Borrower set off any funds or other property in satisfaction of the Transferred Interest.

               3.13. Except for the Seller Payments, the Seller has not received any payments or transfers from or on account of the Borrower in respect of the Transferred Interest on or after the date which is 91 days prior to the Closing Date.

               3.14. The Seller has received, reviewed and relied upon such information concerning the legal, business and financial condition of the Borrower and the Transferred Interest as it considers adequate to make an informed decision regarding the sale of the Transferred Interest.

               3.15. The Seller is a sophisticated seller with respect to the Transferred Interest; the Purchaser has not given any investment advice or rendered any opinion to it as to whether the sale of the Transferred Interest is prudent, and the Seller is not relying on any representation or warranty of the Purchaser except as expressly set forth in this Agreement; the Seller acknowledges that the Purchase Price may vary from any distributions that the Purchaser may ultimately recover on account of the Transferred Interest and is aware that additional information regarding the Transferred Interest may be obtained from various court or other public files.

               3.16. Without in any way implying that the Transferred Interest is a "security" within the meaning of applicable securities laws, no offer to sell or solicitation of any offer to buy any portion of the Transferred Interest has been made by the Seller in a manner that would violate or require registration under such applicable securities laws.

               3.17.  The Seller has not  breached  any of its  representations,
warranties,   covenants,   agreements  or  obligations   under  the  Transaction
Documents.

               3.18. The Seller has provided the Purchaser with true and complete copies of the Transaction Documents and any amendments, waivers or modifications thereof.

               3.19. Except as set forth in the Letter Agreement, the Seller has not subordinated or agreed to subordinate all or any portion of the Transferred Interest to any other obligation of the Borrower including, without limitation, any unsecured deficiency claim asserted by a secured creditor.

               3.20. The security interests and liens granted to the Seller under the Security Agreement and the other Transaction Documents (and assigned to the Purchaser hereunder) constitute valid and perfected first priority liens and security interests in and upon the Collateral (as defined in the Security Agreement).

               3.21. The Seller has no obligation to make additional loans or extensions of credit under the Transaction Documents.

          3A. The Seller shall perform its obligations under the Letter Agreement in conformity with the terms thereof as the same become due.

          4. The Purchaser hereby represents and warrants to the Seller on the date hereof and as of the Closing Date as follows:

               4.1. The Purchaser is a corporation duly organized and validly existing under the laws of the State of Delaware and has the corporate power and authority to own its assets and to conduct its business as presently conducted.

               4.2. The Purchaser has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, all of which have been duly authorized by all requisite corporate action. This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

               4.3. Neither the execution and delivery of this Agreement nor the performance by the Purchaser of its obligations hereunder will (i) contravene any provision contained in the Purchaser's Certificate of Incorporation, as amended or by-laws, or (ii) violate or result in a breach (with or without the lapse of time, the giving of notice or both) of or constitute a default under (A) any contract, agreement, commitment, indenture, mortgage, lease, pledge, note, license, permit or other instrument or obligation or (B) any judgment, order, decree, law, rule or regulation or other restriction of any governmental authority, in each case to which the Purchaser is a party or by which it is bound or to which any of its assets or properties are subject.

               4.4. No notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other person or entity is necessary for the execution, delivery or performance of this Agreement by the Purchaser or the consummation by the Purchaser of the transactions contemplated hereby.

               4.5. The Purchaser is an Accredited Investor, as such term is defined in Rule 501 of the rules and regulations of the Commission promulgated under the Securities Act of 1933, as amended. Without in any way implying that the Transferred Interest is a "security" within the meaning of applicable securities laws, the Purchaser is not acquiring the Transferred Interest with a view to resale or distribution in a manner that would violate applicable securities laws. The Purchaser has substantial experience in making investment decisions of the type contemplated hereby and is making its own investment decision and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Note as contemplated hereby. The Purchaser has performed, and will continue to perform, its own independent credit analysis of CVNY and has obtained from publicly available sources (other than the Seller and its representatives) sufficient information regarding CVNY and its business and prospects to allow it to make an informed decision to purchase the Note as contemplated hereby. The Purchaser understands that no representative of the Seller has been authorized to give any information or to make any representations or warranties of any kind or nature whatsoever in connection with the transactions contemplated hereby, except as expressly set forth herein, and, if given or made, the Purchaser acknowledges that such information, representations or warranties were not authorized by the Seller and, therefore, may not be relied upon by the Purchaser and have not been relied upon by the Purchaser in making its decision to purchase the Note. Without limiting the generality of the foregoing, the Purchaser acknowledges that the Seller has made no representation or warranty except as expressly set forth herein regarding (i) the accuracy or completeness of any information obtained by the Purchaser regarding CVNY, its business or prospects, (ii) the validity, enforceability or legal effect of the Transaction Documents, or (iii) the creditworthiness of CVNY or the value, adequacy or collectibility of the Collateral securing the Note. The Purchaser acknowledges that its purchase of the Note is highly speculative and that it might sustain a complete loss of its investment therein. The Purchaser has the financial ability to bear the economic risk of losing its entire investment in the Note.

          5. The Seller and the Purchaser shall cooperate fully with each other and shall (i) execute and deliver to each other such other documents, and (ii) do such other acts and things, all as the other party may at any time reasonably request for the purpose of carrying out the intent of this Agreement and the sale of the Note as contemplated hereby. Should the Seller receive any Distributions on or after the Closing Date, it will pay the same over to the Purchaser in the currency received by it or, in the case of securities (to the extent permissible by law and relevant documentation), without recourse or warranty of any kind or nature whatsoever, endorse or cause to be registered in the Purchaser's name or such name as the Purchaser may direct (at the

Purchaser's sole expense) in writing and deliver to the Purchaser or such person as the Purchaser may direct such securities within four business days after receipt of any such Distribution. If any such cash Distribution is not paid to the Purchaser within such time period, the Seller will pay interest on such Distribution for the period from the day on which such Distribution was actually received by the Seller to (but excluding) the day such Distribution is actually paid to the Purchaser, at a rate per annum equal to the Federal Funds Rate as most recently reported in the Wall Street Journal (Eastern Edition) prior to the date of payment by the Seller. Until payment is made pursuant to this Section 5, the Seller shall hold the same in trust for the Purchaser's account. In the event that the Seller cannot cause any non-cash Distribution to be re-registered as set forth above, it will promptly after receipt transfer such non-cash Distribution to the Purchaser with proper endorsements (without recourse or warranty, express or implied) or transfer powers duly endorsed in blank, unless the Seller is prohibited from the foregoing under any law, rule, order or contract in which case the Seller will continue to hold the same in trust for the Purchaser. Subject to the occurrence of the Closing Date: (i) if the Seller receives any documents, notices or correspondence in respect of the Transferred Interest or Transaction Documents it shall promptly forward the same to the Purchaser; (ii) the Purchaser shall have sole authority to exercise all voting and other rights and remedies with respect to the Transferred Interest; and
(iii) in the event that, for any reason, the Purchaser is not permitted to exercise such voting and other rights and remedies, the Seller agrees that it will act or refrain from acting in respect of any vote, decision or act (each such vote, decision, act or inaction, an "Action") to be made by the Seller in respect of the Transferred Interest strictly in accordance with the instructions of the Purchaser.

               6. (a) The Purchaser shall indemnify and hold harmless the Seller (and the Seller's officers, directors, partners, employees and agents) from any actual losses, costs or expenses, including reasonable legal fees and expenses, which arise out of or are incurred as a result of (i) breaches of any of the representations, warranties, covenants or agreements made by the Purchaser in this Agreement, (ii) any Action taken by the Seller pursuant to the direction of the Purchaser or any subsequent holder of the Transferred Interest pursuant to
Section 5 hereof, or (iii) any act or omission of the Purchaser or any subsequent holder of the Transferred Interest with respect to the Transferred Interest on or after the Closing Date.

               (b) The Seller shall indemnify and hold harmless the Purchaser (and the Purchaser's officers, directors, partners, employees and agents) from any actual losses, costs or expenses, including reasonable legal fees and expenses, which arise out of or are incurred as a result of (i) breaches of any of the Seller's representations, warranties, covenants or agreements made in this Agreement or any Transaction Document, (ii) any obligation of the Purchaser to disgorge, or otherwise reimburse to the Borrower, or any other party for any payments received by the Seller in respect of the Transferred Interest, (iii) any act or omission of the Seller with respect to the Transferred Interest prior to the Closing Date, or (iv) any act or omission of the Seller in connection with its continuing business relationship with CVNY or CT&T. In the event that the Seller is required to make any payment pursuant to clause (ii) above, the Purchaser shall assign to the Seller any claim or right the Purchaser may have against the Borrower or any other party in respect thereof.

          7. Each of the Purchaser and the Seller shall pay its own expenses incident to this Agreement and the transactions contemplated hereby. The Seller shall be responsible for all costs and expenses reimbursable under or pursuant to the Transferred Interest and the Transaction Documents which were incurred, accrued or arose prior to the Closing Date (the "Pre-Closing Expenses"). From and after the Closing Date, the Purchaser shall be responsible for the payment of all costs and expenses reimbursable under or in connection with the Transferred Interest and the Transaction Documents, other than the Pre-Closing Expenses.

          8. All notices, consents, requests, and other communications under this Agreement shall be in writing and shall be effective: (a) upon delivery by hand; (b) one day after being deposited with a recognized overnight delivery service; (c) if sent by facsimile, upon receipt of a clear transmission report--in each case addressed to such party as follows (or to such other address as hereafter may be designated in writing by such party to the other party):

         If to the Purchaser:

                           Newstart Factors, Inc.
                           2 Stamford Plaza
                           Suite 1501
                           281 Tresser Boulevard
                           Stamford, Connecticut 06901-3238
                           Attention:  James D. Bennett
                           Telephone:  (203) 353-3101
                           Facsimile:  (203) 353-3113

         If to the Seller:

                           LogiMetrics, Inc.
                           50 Orville Drive
                           Bohemia, New York 11716
                           Attention:  President
                           Telephone: (516) 784-4110
                           Facsimile:  (516) 784-4130

          9. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          10. The Purchaser shall have the right to sell, assign or otherwise transfer the Transferred Interest and all of its rights and obligations hereunder or any portion thereof without the consent of the Seller; provided that (i) such transfer shall not violate any law, rule, regulation, order, writ, judgment, injunction or decree, (ii) in connection with any such transfer the Purchaser shall obtain a representation from its transferee substantially to the effect set forth in Section 4.5 hereof, and (iii) the Purchaser shall remain primarily liable for the performance of its obligations hereunder notwithstanding any such sale, assignment or transfer unless the Seller consents thereto (which consent shall not be unreasonably withheld). In the event of such a sale, assignment or transfer, the Seller shall, at the Purchaser's sole cost and expense, execute and deliver all documents as the Purchaser may reasonably request to effect the consummation of such sale, assignment or transfer. The Seller may not assign its obligations hereunder without the Purchaser's consent (which consent shall not be unreasonably withheld).

          11. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, and all of which together shall constitute one and the same instrument.

          12. This Agreement constitutes the entire agreement among the parties with respect to the matters covered hereby and supersedes all previous written, oral or implied understandings among them with respect to such matters.

          13. This Agreement may only be amended or modified in writing signed by the party against whom enforcement of such amendment or modification is sought.

          14. Any of the terms or conditions of this Agreement may be waived at any time by the party or parties entitled to the benefit thereof, but only by a writing signed by the party or parties waiving such terms or conditions.

          15. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

          16. Each of the Purchaser and the Seller acknowledge that this Agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against either party.

          17. The representations, warranties, covenants, agreements and indemnities contained herein shall survive the execution, delivery and performance of this Agreement and all documents to be executed in connection herewith. This Agreement, including, without limitation, the representations, warranties, covenants and indemnities contained herein, shall be binding upon and inure to the benefit of the parties hereto and (subject to Section 10) their respective successors and assigns.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                            LOGIMETRICS, INC.




                                            By: /s/ Norman M. Phipps
                                                _________________________
                                                Name:  Norman M. Phipps
                                                Title:  President


                                            NEWSTART FACTORS, INC.


                                            By: /s/ James Bennett
                                                 _________________
                                                 Name:  James Bennett
                                                 Title: